UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	001-06682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 20, 2019 (the “Effective Date”), Hasbro, Inc. (the “Company”), entered into a $1.0 billion Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A. (“Bank of America”), as administrative agent, and certain financial institutions, as lenders, pursuant to which such lenders committed to provide, contingent upon the completion of the Acquisition (as defined below) and certain other customary conditions to funding, (1) a three-year senior unsecured term loan facility in an aggregate principal amount of $400.0 million (the “Three-Year Tranche”) and (2) a five-year senior unsecured term loan facility in an aggregate principal amount of $600.0 million (the “Five-Year Tranche” and, together with the Three-Year Tranche, the “Term Loan Facilities”). Borrowings under the Term Loan Facilities will be used to pay a portion of the consideration and other amounts payable in connection with the Company’s acquisition of Entertainment One Ltd. and its subsidiaries (the “Acquisition”) pursuant to that certain Arrangement Agreement, dated as of August 22, 2019, among the Company, 11573390 Canada Inc. and Entertainment One Ltd.

Loans under the Term Loan Facilities will bear interest, at the Company’s option, at either the Eurocurrency Rate (determined in accordance with the Term Loan Agreement) or the Base Rate (determined in accordance with the Term Loan Agreement), in each case plus a per annum applicable rate that fluctuates (1) in the case of the Three-Year Tranche, between 87.5 basis points and 175.0 basis points, in the case of loans priced at the Eurocurrency Rate, and between 0.0 basis points and 75.0 basis points, in the case of loans priced at the Base Rate, and (2) in the case of the Five-Year Tranche, between 100.0 basis points and 187.5 basis points, in the case of loans priced at the Eurocurrency Rate, and between 0.0 basis points and 87.5 basis points, in the case of loans priced at the Base Rate, in each case, based upon the non-credit enhanced, senior unsecured long-term debt ratings of the Company by Fitch Ratings Inc., Moody’s Investors Service, Inc. and S&P Global Ratings, subject to certain provisions taking into account potential differences in ratings issued by the relevant ratings agencies or a lack of ratings issued by such ratings agencies (the “Ratings”).

Loans under the Five-Year Tranche will require principal amortization payments that will be payable in equal quarterly installments at a rate of 5.0% per annum of the original principal amount thereof for each of the first two years after funding, increasing to 10.0% per annum of the original principal amount thereof for each subsequent year.

The Term Loan Agreement contains affirmative and negative covenants typical of this type of facility, including: (i) restrictions on the Company’s and its domestic subsidiaries’ ability to allow liens on their assets, (ii) restrictions on the incurrence of indebtedness, (iii) restrictions on the Company’s and certain of its subsidiaries’ ability to engage in certain mergers, (iv) the requirement that the Company maintain a Consolidated Interest Coverage Ratio of no less than 3.00:1.00 as of the end of any fiscal quarter and (v) the requirement that the Company maintain a Consolidated Total Leverage Ratio of no more than, depending on the gross proceeds of equity securities issued after the Effective Date, 5.65:1.00 or 5.40:1.00 for each of the first, second and third fiscal quarters ended after the funding of the Term Loan Facilities, with periodic step downs to 3.50:100 for the fiscal quarter ending December 31, 2023 and thereafter.

The obligations of the Company under the Term Loan Agreement may be accelerated upon customary events of default, including nonpayment of principal or interest, breaches of covenants, cross-defaults to other material debt and specified bankruptcy events.

A copy of the Term Loan Agreement is attached as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Second Amended and Restated Revolving Credit Agreement

On the Effective Date, the Company and its subsidiary Hasbro SA (together with the Company, the “Borrowers”) entered into a Second Amended and Restated Revolving Credit Agreement (the “Amended Agreement”) with Bank of America, as administrative agent, swing line lender, a letter of credit issuer and a lender and certain other financial institutions, as lenders.  The Amended Agreement amends and restates the Borrowers’ Amended and Restated Revolving Credit Agreement dated as of November 26, 2018.

The Amended Agreement provides the Borrowers with a senior unsecured revolving credit facility (the “Revolving Facility”) with commitments having a maximum aggregate principal amount of $1.5 billion, comprised of (1) $1.1 billion of commitments effective as of the Effective Date and (2) $400.0 million of commitments (the “Additional Commitments”) that may become effective at any time (the date on which the Additional Commitments become available being referred to as the “Additional Commitment Availability Date”)  prior to December 31, 2019 (as such date may be extended pursuant to the terms of the Amended Agreement), subject to, among other things, the consummation of the Acquisition.  The Amended Agreement also provides for a potential additional incremental commitment increase of up to $500.0 million. Additionally, the Amended Agreement extends the term of the Revolving Facility from November 26, 2023 to September 20, 2024, provided that the Additional Commitments become effective.  The Amended Agreement contains sub-facilities that permit the Borrowers to use up to $75.0 million of the Revolving Facility for the issuance of letters of credit and up to $50.0 million for swing line loans.

Loans under the Revolving Facility will bear interest, at the Company’s option, at either the Eurocurrency Rate (determined in accordance with the Amended Agreement) or the Base Rate (determined in accordance with the Amended Agreement), in each case plus a per annum applicable rate that fluctuates (1) in the case of borrowings outstanding at any time prior to the Additional Commitment Availability Date, between 87.5 basis points and 150.0 basis points, in the case of loans priced at the Eurocurrency Rate, and between 0.0 basis points and 50.0 basis points, in the case of loans priced at the Base Rate, and (2) in the case of borrowings outstanding at any time from and after the Additional Commitment Availability Date, between 87.5 basis points and 162.5 basis points, in the case of loans priced at the Eurocurrency Rate, and between 0.0 basis points and 62.5 basis points, in the case of loans priced at the Base Rate, in each case, based upon the more favorable of the Company’s Ratings and the Company’s Consolidated Total Leverage Ratio.  The Company is also required to pay a commitment fee in respect of unused commitments under the Revolving Facility at a rate based on the more favorable of the Company’s Ratings and the Company’s Consolidated Total Leverage Ratio.

The Amended Agreement contains affirmative and negative covenants typical of this type of facility, including: (i) restrictions on the Company’s and its domestic subsidiaries’ ability to allow liens on their assets, (ii) restrictions on the incurrence of indebtedness, (iii) restrictions on the Borrowers’ and certain of their subsidiaries’ ability to engage in certain mergers, (iv) the requirement that the Company maintain a Consolidated Interest Coverage Ratio of no less than 3.00:1.00 as of the end of any fiscal quarter and (v) the requirement that the Company maintain a Consolidated Total Leverage Ratio of no more than, depending on the gross proceeds of equity securities issued after the Effective Date, 5.65:1.00 or 5.40:1.00 for each of the first, second and third fiscal quarters ended after the Additional Commitment Availability Date, with periodic step downs to 3.50:100 for the fiscal quarter ending December 31, 2023 and thereafter.

Hasbro SA’s obligations under the Amended Agreement are guaranteed by the Company.

The obligations of the Borrowers under the Amended Agreement may be accelerated upon customary events of default, including nonpayment of principal or interest, breaches of covenants, cross-defaults to other material debt and specified bankruptcy events.

A copy of the Amended Agreement is attached as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Term Loan Agreement, dated as of September 20, 2019, by and among Hasbro, Inc., Bank of America, N.A., and the other financial institutions party thereto.

10.2	Second Amended and Restated Revolving Credit Agreement, dated as of September 20, 2019, by and among Hasbro, Inc., Hasbro SA, Bank of America, N.A., and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

By:	/s/ Deborah Thomas
	Name	Deborah Thomas
	Title	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Date: September 24, 2019